Exhibit 99.1

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BRIDGETOWN HOLDINGS LIMITED

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12-digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit:
https://www.cstproxy.com/bridgetownholdings/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. **The Business Combination Proposal —** RESOLVED, as an ordinary resolution, that the Business Combination Agreement, dated as of May 25, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the "Business Combination Agreement"), by and among MoneyHero Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands ("PubCo"), Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares ("Bridgetown"), Gemini Merger Sub 1 Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo ("Bridgetown Merger Sub"), Gemini Merger Sub 2 Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo ("CGCL Merger Sub") and CompareAsia Group Capital Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands ("CGCL"), and the transactions contemplated therein, including the business combination pursuant to which (i) Bridgetown shall merge with and into Bridgetown Merger Sub, with Bridgetown Merger Sub being the surviving company and remaining as a wholly-owned subsidiary of PubCo (the "Initial Merger") and (ii) following the Initial Merger, CGCL Merger Sub shall merge with and into CGCL, with CGCL being the surviving company and becoming a wholly-owned subsidiary of PubCo (the "Acquisition Merger," and collectively with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the "Business Combination") be confirmed, ratified and approved in all respects;

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Initial Merger Proposal —** RESOLVED, as a special resolution, that Bridgetown be and is hereby authorized to merge with and into Bridgetown Merger Sub so that Bridgetown Merger Sub be the surviving company and all the undertaking, property and liabilities of Bridgetown vest in Bridgetown Merger Sub by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands;

   RESOLVED, as a special resolution, that the plan of merger in the form attached to the accompanying proxy statement/prospectus as Annex C (the "Plan of Initial Merger") be and is hereby authorized, approved and confirmed in all respects; and
   RESOLVED, as a special resolution, that Bridgetown be and is hereby authorized to enter into the Plan of Initial Merger.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Adjournment Proposal —** RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, is hereby approved in all respects.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature__________ **Signature, if held jointly**__________ **Date**______ **2023.**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders of Bridgetown Holdings Limited To view the 2023 Proxy Statement and to attend the Extraordinary General Meeting, please go to: https://www.cstproxy.com/bridgetownholdings/2023 ? FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ? PROXY BRIDGETOWN HOLDINGS LIMITED. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS The undersigned hereby appoints Matthew Danzeisen and David Wheelock (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the Class A ordinary shares and Class B ordinary shares of Bridgetown Holdings Limited (the “Company” or “Bridgetown”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting (the “Extraordinary General Meeting”) of shareholders of the Company to be held on , 2023 at a.m., Eastern time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at One Manhattan West, New York, NY 10001, United States and virtually at https://www.cstproxy.com/bridgetownholdings/2023, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. INDICATION THIS PROXY IS WHEN MADE, PROPERLY THE PROXY EXECUTED WILL BE WILL VOTED BE IN VOTED FAVOR AS OF INDICATED. EACH OF IF THE NO PROPOSALS CONTRARY ANY AND OTHER IN ACCORDANCE MATTERS WITH THAT THE MAY JUDGMENT PROPERLY OF COME THE BEFORE PERSONS THE NAMED EXTRAORDINARY AS PROXY HEREIN GENERAL ON MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed on the other side)